Exhibit 99.1

Booking Holdings Reports Financial Results for 3rd Quarter 2023

NORWALK, CT – November 2, 2023. . . Booking Holdings Inc. (NASDAQ: BKNG) (the "Company," "we," "our," or "us") today reported its third quarter 2023 financial results:
•Gross travel bookings, which refers to the total dollar value, generally inclusive of taxes and fees, of all travel services booked by our customers, net of cancellations, were $39.8 billion, an increase of 24% from the prior-year quarter (approximately a 21% increase on a constant-currency basis).
•Room nights booked increased 15% from the prior-year quarter.
•Total revenues were $7.3 billion, an increase of 21% from the prior-year quarter (approximately an 18% increase on a constant-currency basis).
•Net income was $2.5 billion, an increase of 51% from the prior-year quarter.
•Net income per diluted common share was $69.80, an increase of 66% from the prior-year quarter.
•Non-GAAP net income was $2.6 billion, an increase of 24% from the prior-year quarter.
•Non-GAAP net income per diluted common share was $72.32, an increase of 36% from the prior-year quarter.
•Adjusted EBITDA was $3.3 billion, an increase of 24% from the prior-year quarter.
The section below under the heading "Non-GAAP Financial Measures" provides definitions and information about the use of non-GAAP financial measures in this press release, and the attached financial and statistical supplement reconciles non-GAAP financial results with Booking Holdings' financial results under GAAP.
"We are pleased to report record quarterly room nights, gross bookings, revenue, and net income driven by a strong summer travel season," said Glenn Fogel, Chief Executive Officer of Booking Holdings. "We are encouraged by the resilience of leisure travel demand, and we remain focused on executing against our key strategic priorities, which helps position our business well for the long term."

Non-GAAP Financial Measures
The Unaudited Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and include all normal and recurring adjustments that management of the Company considers necessary for a fair presentation of its financial position and operating results.
To supplement the Unaudited Consolidated Financial Statements, the Company uses the following non-GAAP financial measures: adjusted EBITDA, non-GAAP net income (loss), non-GAAP net income (loss) per diluted common share and free cash flow (net cash provided by (used in) operating activities less capital expenditures). The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
The Company uses non-GAAP financial measures for financial and operational decision-making and as a basis to evaluate performance and set targets for employee compensation programs. The Company believes that these non-GAAP financial measures are useful for analysts and investors to evaluate the Company's ongoing operating performance because they facilitate comparison of the Company's results for the current period and projected next-period results to those of prior periods and to those of its competitors (though other companies may calculate similar non-GAAP financial measures differently from those calculated by the Company). These non-GAAP financial measures, in particular adjusted EBITDA, non-GAAP net income (loss) and free cash flow, are not intended to represent funds available for Booking Holdings' discretionary use and are not intended to represent or to be used as a substitute for operating income (loss), net income (loss) or net cash provided by (used in) operating activities as measured under GAAP. The items excluded from these non-GAAP measures, but included in the calculation of their closest GAAP equivalent, are significant components of the Company's consolidated statements of operations and cash flows and must be considered in performing a comprehensive assessment of overall financial performance.
Non-GAAP net income (loss) is net income (loss) with the following adjustments:
•excludes accruals related to settlements of certain indirect tax matters,
•excludes the termination fee related to an acquisition agreement,
•excludes significant losses on assets classified as held for sale,
•excludes significant gains and losses on sale and leaseback transactions,
•excludes gains and losses on equity securities with readily determinable fair values,
•     excludes the impact, if any, of significant gains and losses on the sale of and impairment and credit losses on investments in available-for-sale debt securities and significant gains and losses on the sale of and impairment and other valuation adjustments on investments in equity securities without readily determinable fair values,
•excludes foreign currency transaction gains and losses on the remeasurement of Euro-denominated debt and accrued interest that are not designated as hedging instruments for accounting purposes and debt-related foreign currency derivative instruments used as economic hedges,
•excludes amortization expense of intangible assets,
•excludes interest received on tax payments refunded pursuant to settlement with authorities,
•excludes the impact of net unrecognized tax benefits related to certain income tax matters, and
•     the income tax impact of the non-GAAP adjustments mentioned above and changes in tax estimates, as applicable.
In addition to the adjustments listed above regarding non-GAAP net income (loss), adjusted EBITDA excludes depreciation expense, interest expense, and to the extent not included in the adjustments listed above, interest and dividend income, and income tax expense (benefit). In the event the Company reports a GAAP net income but a non-GAAP net loss, dilutive shares that are included in the GAAP weighted-average number of diluted common shares outstanding are excluded from the non-GAAP weighted-average number of diluted common shares outstanding. In the event the Company reports a GAAP net loss but a non-GAAP net income, anti-dilutive shares that are excluded from the GAAP weighted-average number of diluted common shares outstanding are included in the non-GAAP weighted-average number of diluted common shares outstanding.
We evaluate certain operating and financial measures on both an as-reported and constant-currency basis. We calculate constant currency by converting our current-year period results for transactions recorded in currencies other than U.S. Dollars using the corresponding prior-year period monthly average exchange rates rather than the current-year period monthly average exchange rates.
The attached financial and statistical supplement includes reconciliations of our financial results under GAAP to non-GAAP financial information for the three and nine months ended September 30, 2023 and 2022. We are not able to provide a reconciliation between forward-looking adjusted EBITDA and GAAP net income (loss) because we cannot predict certain components of such reconciliation without unreasonable effort as they arise from events in future periods.

Information About Forward-Looking Statements
This press release contains forward-looking statements, which reflect the views of the Company's management regarding current expectations based on currently available information about future events. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, such as: adverse changes in market conditions for travel services; the effects of competition; the Company's ability to manage growth and expand; the adverse impact of the COVID-19 pandemic; adverse changes in relationships with third parties on which the Company depends; success of the Company's marketing efforts; rapid technological and other market changes; the Company's ability to attract and retain qualified personnel; changes in the presentation of travel search results and the auctions for search placement; impacts of impairments and changes in accounting estimates; and other business and industry changes. Other risks and uncertainties relate to cyberattacks and information security; tax, legal, and regulatory risks; the Company's facilitation of payments; foreign currency exchange rates; financial risks relating to the Company's debt levels and stock price volatility; and the success of the Company's investments and acquisition strategy. For a detailed discussion of these and other risk factors that could cause the Company's actual results to differ materially from those described in the forward-looking statements included in this press release, refer to the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any subsequently filed Quarterly Reports on Form 10-Q. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.
We will be posting our prepared remarks to the Booking Holdings investor relations website after the conclusion of the earnings call.

About Booking Holdings Inc.
Booking Holdings (NASDAQ: BKNG) is the world's leading provider of online travel and related services, provided to consumers and local partners in more than 220 countries and territories through six primary consumer-facing brands: Booking.com, Priceline, Agoda, Rentalcars.com, KAYAK and OpenTable. The mission of Booking Holdings is to make it easier for everyone to experience the world. For more information, visit BookingHoldings.com and follow us on X (formerly known as Twitter) @BookingHoldings.
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For Press Information: Leslie Cafferty communications@bookingholdings.com
For Investor Relations: John Longstreet ir@bookingholdings.com
#BKNG_Earnings

Booking Holdings Inc.
CONSOLIDATED BALANCE SHEETS
(In millions, except share and per share data)

	September 30, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$13,294	$12,221
Short-term investments (Available-for-sale debt securities: Amortized cost of $632 and $176, respectively)	624	175
Accounts receivable, net (Allowance for expected credit losses of $116 and $117, respectively)	3,447	2,229
Prepaid expenses, net	680	477
Other current assets	434	696
Total current assets	18,479	15,798
Property and equipment, net	733	669
Operating lease assets	643	645
Intangible assets, net	1,660	1,829
Goodwill	2,804	2,807
Long-term investments (Includes available-for-sale debt securities: Amortized cost of $576 at December 31, 2022)	420	2,789
Other assets, net	896	824
Total assets	$25,635	$25,361
LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$3,020	$2,507
Accrued expenses and other current liabilities	4,182	3,244
Deferred merchant bookings	3,717	2,223
Short-term debt	1,913	500
Total current liabilities	12,832	8,474
Deferred income taxes	350	685
Operating lease liabilities	547	552
Long-term U.S. transition tax liability	515	711
Other long-term liabilities	160	172
Long-term debt	11,856	11,985
Total liabilities	26,260	22,579
Commitments and contingencies
Stockholders' (deficit) equity:
Common stock, $0.008 par value, Authorized shares: 1,000,000,000 Issued shares: 64,032,162 and 63,780,528, respectively	—	—
Treasury stock: 28,843,826 and 25,917,558 shares, respectively	(38,944)	(30,983)
Additional paid-in capital	6,996	6,491
Retained earnings	31,608	27,541
Accumulated other comprehensive loss	(285)	(267)
Total stockholders' (deficit) equity	(625)	2,782
Total liabilities and stockholders' (deficit) equity	$25,635	$25,361

Booking Holdings Inc.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Merchant revenues	$3,945	$2,614	$8,467	$5,413
Agency revenues	3,135	3,203	7,346	6,954
Advertising and other revenues	261	235	768	674
Total revenues	7,341	6,052	16,581	13,041
Operating expenses:
Marketing expenses	2,022	1,795	5,340	4,679
Sales and other expenses	723	540	1,931	1,344
Personnel, including stock-based compensation of $128, $101, $369, and $302, respectively	788	636	2,262	1,867
General and administrative	387	262	980	627
Information technology	187	129	468	400
Depreciation and amortization	129	109	370	327
Restructuring, disposal, and other exit activities	2	(2)	4	40
Total operating expenses	4,238	3,469	11,355	9,284
Operating income	3,103	2,583	5,226	3,757
Interest expense	(254)	(102)	(689)	(246)
Other income (expense), net	300	(305)	533	(1,040)
Income before income taxes	3,149	2,176	5,070	2,471
Income tax expense	638	510	1,003	648
Net income	$2,511	$1,666	$4,067	$1,823
Net income applicable to common stockholders per basic common share	$70.62	$42.10	$111.09	$45.20
Weighted-average number of basic common shares outstanding (in 000's)	35,570	39,564	36,615	40,326
Net income applicable to common stockholders per diluted common share	$69.80	$41.98	$110.02	$45.00
Weighted-average number of diluted common shares outstanding (in 000's)	35,987	39,671	36,971	40,504

Booking Holdings Inc.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Nine Months Ended September 30,
	2023	2022
OPERATING ACTIVITIES:
Net income	$4,067	$1,823
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	370	327
Provision for expected credit losses and chargebacks	224	179
Deferred income tax benefit	(409)	(246)
Net losses on equity securities	151	1,142
Stock-based compensation expense and other stock-based payments	369	302
Operating lease amortization	120	117
Unrealized foreign currency transaction gains related to Euro-denominated debt	(2)	(70)
Other	3	40
Changes in assets and liabilities:
Accounts receivable	(1,506)	(1,358)
Prepaid expenses and other current assets	96	(424)
Deferred merchant bookings and other current liabilities	2,644	3,591
Long-term assets and liabilities	(129)	(1,042)
Net cash provided by operating activities	5,998	4,381
INVESTING ACTIVITIES:
Purchase of investments	(12)	(751)
Proceeds from sale and maturity of investments	1,785	30
Additions to property and equipment	(251)	(293)
Other investing activities	3	(14)
Net cash provided by (used in) investing activities	1,525	(1,028)
FINANCING ACTIVITIES:
Proceeds from the issuance of long-term debt	1,893	—
Payment on maturity of debt	(500)	(1,102)
Payments for repurchase of common stock	(7,889)	(4,278)
Proceeds from exercise of stock options	122	7
Other financing activities	(45)	(3)
Net cash used in financing activities	(6,419)	(5,376)
Effect of exchange rate changes on cash and cash equivalents and restricted cash and cash equivalents	(29)	(83)
Net increase (decrease) in cash and cash equivalents and restricted cash and cash equivalents	1,075	(2,106)
Total cash and cash equivalents and restricted cash and cash equivalents, beginning of period	12,251	11,152
Total cash and cash equivalents and restricted cash and cash equivalents, end of period	$13,326	$9,046
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for income taxes	$1,573	$501
Cash paid during the period for interest	$557	$240

Booking Holdings Inc.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In millions, except share and per share data) (1)

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA		Three Months Ended September 30,		Nine Months Ended September 30,
		2023	2022	2023	2022
	Net income	$2,511	$1,666	$4,067	$1,823

(a)	Accruals related to settlements of indirect tax matters	—	—	62	—
(b)	Termination fee related to an acquisition agreement	90	—	90	—
(c)	Depreciation and amortization	129	109	370	327
(d)	Loss on assets classified as held for sale	—	—	—	36
(c)	Interest and dividend income	(289)	(61)	(783)	(88)
(c)	Interest expense	254	102	689	246
(e)	Net (gains) losses on equity securities	(16)	336	151	1,142
(f)	Foreign currency transaction gains on the remeasurement of certain Euro-denominated debt and accrued interest and debt-related foreign currency derivative instruments	(36)	(2)	(2)	(80)
(c)	Income tax expense	638	510	1,003	648
	Adjusted EBITDA	$3,284	$2,658	$5,648	$4,054
	Net income as a % of Total Revenues	34.2%	27.5%	24.5%	14.0%
	Adjusted EBITDA as a % of Total Revenues	44.7%	43.9%	34.1%	31.1%

RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME AND NON-GAAP NET INCOME APPLICABLE TO COMMON STOCKHOLDERS PER DILUTED COMMON SHARE		Three Months Ended September 30,		Nine Months Ended September 30,
		2023	2022	2023	2022
	Net income	$2,511	$1,666	$4,067	$1,823

(a)	Accruals related to settlements of indirect tax matters	—	—	62	—
(b)	Termination fee related to an acquisition agreement	90	—	90	—
(d)	Loss on assets classified as held for sale	—	—	—	36
(e)	Net (gains) losses on equity securities	(16)	336	151	1,142
(f)	Foreign currency transaction gains on the remeasurement of certain Euro-denominated debt and accrued interest and debt-related foreign currency derivative instruments	(36)	(2)	(2)	(80)
(g)	Amortization of intangible assets	55	55	166	167
(h)	Interest received on refunded tax payments	—	—	(31)	—
(i)	Net unrecognized tax benefits related to French income tax matters	—	125	—	125
(j)	Tax impact of Non-GAAP adjustments	(4)	(76)	(71)	(173)
	Non-GAAP Net income	$2,602	$2,104	$4,433	$3,041
	GAAP and Non-GAAP weighted-average number of diluted common shares outstanding (in 000's)	35,987	39,671	36,971	40,504
	Net income applicable to common stockholders per diluted common share	$69.80	$41.98	$110.02	$45.00
	Non-GAAP Net income applicable to common stockholders per diluted common share	$72.32	$53.03	$119.92	$75.07

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW		Nine Months Ended September 30,
		2023	2022
	Net cash provided by operating activities	$5,998	$4,381
(k)	Additions to property and equipment	(251)	(293)
	Free cash flow	$5,746	$4,089
	Net cash provided by operating activities as a % of Total Revenues	36.2%	33.6%
	Free cash flow as a % of Total Revenues	34.7%	31.4%

(1) Amounts may not total due to rounding.

Notes:
(a)	Accruals related to settlements of certain indirect tax matters are recorded in General and administrative expenses and excluded from Net income to calculate Non-GAAP Net income and Adjusted EBITDA.
(b)	Termination fee related to the acquisition agreement for the Etraveli Group is recorded in General and administrative expenses and excluded from Net income to calculate Non-GAAP Net income and Adjusted EBITDA.
(c)	Amounts are excluded from Net income to calculate Adjusted EBITDA.
(d)	Loss on assets classified as held for sale is recorded in Restructuring, disposal, and other exit activities and excluded from Net income to calculate Non-GAAP Net income and Adjusted EBITDA.
(e)	Net (gains) losses on equity securities with readily determinable fair values and impairments of investments in equity securities are recorded in Other income (expense), net and excluded from Net income to calculate Non-GAAP Net income and Adjusted EBITDA.
(f)	Foreign currency transaction gains on the remeasurement of Euro-denominated debt and accrued interest that are not designated as hedging instruments for accounting purposes and debt-related foreign currency derivative instruments used as economic hedges are recorded in Other income (expense), net and excluded from Net income to calculate Non-GAAP Net income and Adjusted EBITDA.
(g)	Amortization of intangible assets is recorded in Depreciation and amortization expenses and excluded from Net income to calculate Non-GAAP Net income.
(h)	Interest received on tax payments refunded pursuant to settlement with authorities is recorded in Other income (expense), net and Income tax expense, as applicable, and excluded from Net income to calculate Non-GAAP Net income.
(i)	Net unrecognized tax benefits related to French income tax matters is recorded in Income tax expense and excluded from Net income to calculate Non-GAAP Net income.
(j)	Reflects the tax impact of Non-GAAP adjustments above and changes in tax estimates which are excluded from Net income to calculate Non-GAAP Net income.
(k)	Cash used for additions to property and equipment is included in the calculation of Free cash flow.

For a more detailed discussion of the adjustments described above, please see the section in this press release under the heading "Non-GAAP Financial Measures" which provides definitions and information about the use of non-GAAP financial measures.

Booking Holdings Inc.
Statistical Data
In millions(1)
(Unaudited)

Units Sold	3Q21	4Q21	1Q22	2Q22	3Q22	4Q22	1Q23	2Q23	3Q23
Room Nights	183	151	198	246	240	211	274	268	276
Year/Year Growth	43.9%	99.9%	99.7%	56.3%	31.5%	39.5%	38.3%	8.8%	14.9%

Rental Car Days	13	11	15	16	16	14	19	20	20
Year/Year Growth	44.0%	35.8%	53.0%	22.4%	24.9%	27.6%	22.7%	24.0%	20.0%

Airline Tickets	4	4	5	6	6	6	8	9	9
Year/Year Growth	154.8%	108.0%	69.1%	31.4%	45.1%	61.5%	73.3%	58.3%	56.6%

Gross Bookings(2)	3Q21	4Q21	1Q22	2Q22	3Q22	4Q22	1Q23	2Q23	3Q23
Merchant	$8,812	$7,136	$11,007	$15,097	$14,506	$13,263	$19,927	$21,122	$22,271
Agency	14,872	11,875	16,286	19,448	17,614	14,031	19,500	18,570	17,542
Total	$23,684	$19,011	$27,293	$34,545	$32,120	$27,294	$39,427	$39,692	$39,813

Gross Bookings Year/Year Growth (Decline)
Merchant	128.2%	222.2%	240.6%	126.5%	64.6%	85.9%	81.0%	39.9%	53.5%
Agency	56.2%	132.9%	87.1%	27.2%	18.4%	18.2%	19.7%	(4.5)%	(0.4)%
Total	77.0%	160.0%	128.7%	57.3%	35.6%	43.6%	44.5%	14.9%	24.0%
Constant-currency Basis	75%	164%	140%	73%	52%	58%	52%	16%	21%

	3Q21	4Q21	1Q22	2Q22	3Q22	4Q22	1Q23	2Q23	3Q23
Total Revenues	$4,676	$2,981	$2,695	$4,294	$6,052	$4,049	$3,778	$5,462	$7,341
Year/Year Growth	77.1%	140.7%	136.3%	98.7%	29.4%	35.8%	40.2%	27.2%	21.3%
Constant-currency Basis	76%	146%	146%	116%	47%	49%	47%	28%	18%

(1)Amounts may not total due to rounding.

(2) Gross bookings is an operating and statistical metric that captures the total dollar value, generally inclusive of taxes and fees, of all travel services booked by our customers, net of cancellations.